As filed with the Securities and Exchange Commission on June 2, 2010
Registration No. 333-147397

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE SCOTTS MIRACLE-GRO COMPANY

(Exact name of registrant as specified in its charter)

Ohio	31-1414921

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of Principal Executive Offices)	(Zip Code)
The Scotts Company LLC Retirement Savings Plan
Smith & Hawken 401(k) Plan

(Full title of the plan)

David C. Evans	Copy to:
Executive Vice President and	Elizabeth Turrell Farrar, Esq.
Chief Financial Officer	Vorys, Sater, Seymour and Pease LLP
The Scotts Miracle-Gro Company	52 East Gay Street
14111 Scottslawn Road	P.O. Box 1008
Marysville, Ohio 43041	Columbus, Ohio 43216-1008

(Name and address of agent for service)
(937) 644-0011
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF CERTAIN SECURITIES
     On November 14, 2007, The Scotts Miracle-Gro Company (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-147397) pursuant to which it registered under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, 50,000 common shares of the Registrant (“Common Shares”) to be offered or sold pursuant to the Smith & Hawken 401(k) Plan (the “S&H Plan”), and the S&H Plan registered under the Securities Act an indeterminate amount of interests in the S&H Plan. On December 31, 2009, the S&H Plan was terminated. Accordingly, the Registration Statement is hereby amended by this Post-Effective Amendment No. 1 to remove from registration all interests in the S&H Plan and all Common Shares previously registered for offering or sale pursuant to the S&H Plan which remain unsold and unissued. Common Shares and interests in The Scotts Company LLC Retirement Savings Plan registered on Registration Statement on Form S-8 (File No. 333-147397) for offering or sale pursuant to The Scotts Company LLC Retirement Savings Plan are unaffected by this Post-Effective Amendment No. 1 and remain registered for such purpose pursuant to Registration Statement on Form S-8 (File No. 333-147397) in addition to Registration Statement on Form S-8 (File No. 333-154364).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following exhibit is filed with this Post-Effective Amendment No.1 to Registration Statement:

Exhibit No.	Description
24.1	Powers of Attorney of Executive Officers and Directors of The Scotts Miracle-Gro Company
[Remainder of page intentionally left blank;
signatures on following page.]

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-147397) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the second day of June, 2010.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ David C. Evans
David C. Evans
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-147397) has been signed by the following persons in the capacities indicated on June 2, 2010.

Signature	Title

/s/ Mark R. Baker*	President, Chief Operating Officer and Director

Mark R. Baker

/s/ Alan H. Barry*	Director

Alan H. Barry

/s/ David C. Evans	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

David C. Evans

/s/ Joseph P. Flannery*	Director

Joseph P. Flannery

/s/ James Hagedorn*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director

James Hagedorn

/s/ Adam Hanft*	Director

Adam Hanft

/s/ William G. Jurgensen*	Director

William G. Jurgensen

Signature	Title

/s/ Thomas N. Kelly Jr.*	Director

Thomas N. Kelly Jr.

/s/ Carl F. Kohrt, Ph.D.*	Director

Carl F. Kohrt, Ph.D.

/s/ Katherine Hagedorn Littlefield*	Director

Katherine Hagedorn Littlefield

/s/ Nancy G. Mistretta*	Director

Nancy G. Mistretta

/s/ Stephanie M. Shern*	Director

Stephanie M. Shern

/s/ John S. Shiely*	Director

John S. Shiely

*	The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-147397) on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-147397) as exhibits.

/s/ David C. Evans
By: David C. Evans, Attorney-in-Fact
Date: June 2, 2010

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-147397) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on June 2, 2010.

THE SCOTTS COMPANY LLC RETIREMENT SAVINGS PLAN
By:	/s/ David C. Evans
David C. Evans
Executive Vice President and Chief Financial Officer of The Scotts Company LLC

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-147397) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on June 2, 2010.

SMITH & HAWKEN 401(K) PLAN
By:	/s/ David C. Evans
David C. Evans
Executive Vice President and Chief Financial Officer of Teak 2, Ltd. (formerly known as Smith & Hawken, Ltd.)

INDEX TO EXHIBITS

Exhibit No.	Description
24.1	Powers of Attorney of Executive Officers and Directors of The Scotts Miracle-Gro Company